LICENSE AGREEMENT

                                     FOR THE

                        LICENSE OF INTELLECTUAL PROPERTY


      THIS AGREEMENT FOR THE LICENSE OF INTELLECTUAL PROPERTY, dated as appearing on the Signature Page of this Agreement, by and between

The Parties and Effective Date:

      1.1 Addison Davis Diagnostics, Inc., a corporation formed under the laws of the State of Delaware (hereinafter referred to as the "Licensor"), and

            Montecito Bio Sciences, Ltd, a corporation formed under the laws of the State of Nevada (hereinafter referred to as the "Licensee").

            Sometimes Addison Davis Diagnostics, Inc. and Monte Bio Sciences, Ltd are referred to herein as a "party" and/or collectively as the "Parties."

      1.2 Effectiveness. This Agreement shall become binding upon the execution by all of the Parties ("Effective Date"), whether in counterpart or upon single instrument, and shall become fully effective immediately thereupon subject only to the terms and conditions set forth herein.

2.    Recitals

      2.1 Licensor is now the sole and exclusive owner of that certain invention concerning a Drug Test Cup the invention described and claimed the letters patent and applications, and the invention being described and claimed and identified by an application for United States Letters Patent filed, Serial Number 09752712.

      2.2 Licensor is now the sole and exclusive owner of those certain approvals issued by the Federal Drug Administration ("the FDA") for said Drug Test under the Trade Name and Device name "Drug Stop" FDA No. K991465 Regulatory Class II approval for over-the-counter OTC as well as any and all 510(K) issued in connection thereto.

      2.3 Licensor is the present owner of all right title and interest in that certain Trade name "Drug Stop".

      2.4 Licensee as a marketing company has the capability to Brand Develop, Manage and provides sales Strategy for all aspects of a full marketing program to sell and distribute said Drug Test under the Trade Name and Device name "Drug Stop" FDA No. K991465 Regulatory Class II approval, for over-the-counter (OTC) as well as any and all 510(K) issued in connection thereto of Licensor's Intellectual Properties as described above.


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      2.5 Licensee desires to obtain the exclusive rights from Licensor to sell and distribute Worldwide the Drug Test and Device utilizing the FDA No.991465 Regulatory Class II approval, for over-the-counter (OTC) (the "Products") under its own brand name or names, Licensor agrees that Licensee shall have the right to manufacture the Products as hereinafter defined.

      2.6 It is the intent of the Licensee to file with the FDA for approval to market and sell the OTC Products under its own Brand Name or Names. Licensor herein agrees to assist, provide documentation, and join in any and all applications for approval required by the FDA.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound, Licensor and Licensee hereby agree as follows:

                                    ARTICLE 2

      2.1 Granting of License.

      Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee a right to manufacture, utilize, sell, or resell the Drug Test and Device utilizing the FDA No.991465 Regulatory Class II approval, for over-the-counter (OTC) (the "Products") under Licensee's own Trade Names, Brand Names and Trademark Worldwide.

      2.2 Term

      This Licensee Agreement ("Agreement") shall commence on the date of acceptance of the Agreement by Licensor and shall remain in full force and effect for a period of five (5) years and shall automatically be extended for an additional five (5) year period so long as neither party causes a termination of this Agreement pursuant to the terms hereof. This Agreement shall become effective upon execution by the officers of the Parties.

      2.3 Use of Trademark

      Licensor hereby grants Licensee the right to use and display Licensor's trademarks, service marks, and trademarks and trade names that are applicable to Licensor Product(s) under this License Agreement. Licensee will not use any of Licensor's Marks as part of its corporate, trade or other business name.


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      3. Consideration for License - Percentage of Gross Sales

      (a) Consideration. As consideration for this License, Licensee agrees to make payments as follows:

      Throughout the entire term of this Agreement, Licensee shall pay to Licensor a royalty of Seven and one/half (7.5%) percent of the gross sales as a Royalty for each Drug Stop and Parents Tool drug test ("Test(s)"). For the purpose of this Agreement "Royalty" or "Royalties" shall mean amounts payable to Licensor equal to seven and one/half (7.5%) percent from Gross Revenues derived from sales of the Drug Stop product sold over-the-counter "OTC" in stores, calling centers, internet or other means, during the Term. For purposes of this Agreement, "Gross Revenues" shall mean all gross revenues actually received by Company or its assigns from sales of the Product made nationally and internationally, reduced by returns, refunds, bad debts, charge-back's, declines and similar deductions and credit card processing fees, and excluding costs or revenues associated with sales, excise, use or any other taxes and shipping and handling fees. Royalty statements and royalty payments due, if any, shall be submitted on a calendar quarterly basis on or before the twenty-second (22nd) day of the month following the end of each quarter reflecting all Gross Revenues for the subject period. All Royalties are to be paid quarterly commencing with the first quarter in which Royalties become due.

      (b) Examination of Licensee's Financial Records By Licensor.

      Licensor or its experts or agents, shall have the right, at Licensor's sole cost and expense, at any time during normal business hours, upon giving Licensee Thirty (30) days written advanced notice, to inspect the accounting books and records of Licensee to verify the actual gross sales of Licensee as defined above. Notwithstanding the foregoing sentence, in the event that Licensor determines, in good faith, that there is a variance of greater than ten percent (10%) between the actual gross sales and the cost reported by Licensee. Licensee shall pay Licensor's entire costs of audit and shall immediately pay the difference to Licensor. Licensor shall notify Licensee within five (5) business days of the conclusion of any audit or examination of the results of such audit or examination.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE LICENSOR

      To induce the Licensee to acquire the License rights, the Licensor hereby makes the following representations and warranties:

      5.1 Organization. Standing and Qualifications . The Licensor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Licensor has full corporate power and authority to carry on its business as it is now being conducted and to own the property and assets it now owns.


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      5.2 Authorization . The Licensor has full corporate power and authority to execute and deliver this Agreement to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action required by law, the Licensor's Articles of Incorporation or otherwise to be taken by the Licensor to authorize the execution and delivery of this Agreement and the agreements specified herein or the consummation of the transactions contemplated hereby and thereby.

      5.3 Binding Agreements. This Agreement constitutes the legal, valid and binding obligations of the Licensor, enforceable in accordance with its terms.

      5.4 No Violation. Neither the execution and delivery by the Licensor of this Agreement nor the consummation by the Licensor of the transactions contemplated hereby will (a) violate any provision of the Articles of Incorporation of the Licensor; (b) conflict with or violate any statute, law, regulation, rule, order, judgment or decree of any court or Governmental Authority binding upon or applicable to the Licensor. The Licensor is not a party to, nor is it bound by, and the Licensor Product Line are not subject to, any agreement or commitment that prohibits the execution and delivery by the Licensor of this Agreement or the consummation of the transactions contemplated hereby.

      5.5 Litigation. No action, suit, inquiry, audit, or to the Best Knowledge of the Licensor no proceeding or investigation, by or before any court or governmental or other regulatory or administrative agency or commission is currently pending or, to the Best Knowledge of the Licensor threatened, against, involving or arising in connection with the Licensor's Product Line or that questions or challenges the validity of this Agreement or any action taken or to be taken by the Licensor pursuant to this Agreement.

      5.6 Right to License Licensor's Product Line. Licensor has the right to license the intellectual property as described herein and has the right to grant a license to Licensee to manufacture Products utilizing said intellectual property rights and patents.

      5.7 Intellectual Property Rights.

            To the Best Knowledge of the Licensor, the License rights and the use thereof will not infringe upon or violate any Patent and Intellectual Property Right of any Third Person.

                                    ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF THE LICENSEE

To induce the Licensor to enter into this License Agreement with the Licensee, the Licensee hereby represents and warrants to the Licensor as follows:

      6.1 Corporate Organization and Good Standing. The Licensee is a Company, duly organized, validly existing and in good standing under the laws of the State of Nevada.


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      6.2 Authorization. The Licensee has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action required by law, the Licensee's Articles of Incorporation, or otherwise to be taken by the Licensee to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      6.3 Binding Agreements. This Agreement constitutes the legal, valid and binding agreements of the Licensee enforceable in accordance with its terms.

      6.4 No Violation. Neither the execution and delivery by the Licensee of this Agreement nor the consummation by the Licensee of the transactions contemplated hereby, will (a) violate any provisions of the Articles of Incorporation of the Licensee; (b) conflict with or violate any statute, law, regulation, rule, order, judgment or decree of any court or Governmental Authority binding upon or applicable to the Licensee or by which the property or assets of the Licensee are bound or affected.

      6.5 Litigation. No action, suit, inquiry, audit, or to the Best Knowledge of the Licensee no proceeding or investigation, by or before any court or governmental or other regulatory or administrative agency or commission is currently pending or, to the Best Knowledge of the Licensee threatened, against, involving or arising in connection with the Licensee entering into this Agreement or that questions or challenges the validity of this Agreement or any action taken or to be taken by the Licensee pursuant to this Agreement.

                                    ARTICLE 7

                            COVENANTS OF THE PARTIES

      7.1 Cooperation. Each party shall cooperate reasonably with the other in preparing and filing all notices, applications, reports and other instruments and documents which are required by any statute, rule, regulation or order of any Governmental Authority in connection with the transactions contemplated by this Agreement, including the Private Label of the licensed Product with the FDA.

      7.2 Maintaining the Quality of the Products. In order to maintain the high quality of the Products that has come to be associated with them as a result of the expenditure of considerable sums of money and substantial effort over a significant period of time, the Licensor and the Licensee agree as follows:


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            (a) Licensee shall manufacture Products which are licensed under or in connection with Licensor's Product only in accordance with (i) the Know-How and any Enhancements thereto that are mutually agreed upon by the Licensor and the Licensee and (ii) such other manufacturing quality standards as may be agreed upon by the Licensor and the Licensor.

            (b) At the request of a party hereto, the other party shall meet with the requesting party during normal business hours, but in any event no more than once in each calendar month, in order to discuss the quality of the Products being manufactured, licensed by Licensee and the quality or the value of the Products so produced by Licensee which respect to the marketing, promotion, distribution, license, sale and use of the Products, including in order to discuss (i) whether the Know-How and the manufacturing quality standards then in effect for the manufacture of the Products are adequate to ensure the continued maintenance of the quality of the Products manufactured by the Licensee or its respective Licensees; (ii) the use of any Enhancement to the Know-How in order to improve or maintain the quality of the Products; (iii) any changes to the manufacturing quality standards for the Products; or (iv) actions to be taken to maintain or improve the quality of the Products or Designs.

            (d) Licensee agrees not to use or exploit Licensor's Product Line in a manner that can be reasonably foreseen to bring it into disrepute or materially diminish the value of exploiting such Product Line in connection with the marketing, promotion, distribution, sale, licensing or use of the Products.

                                    ARTICLE 8

                            CONFIDENTIAL INFORMATION

      8.1 Confidentiality of Intellectual Property of Licensor and Customer Proprietary Marketing Data of Licensee

      It is expressly understood and agreed that all intellectual property and data furnished to Licensee by Licensor or any information or data regarding customers or data provided by Licensee to Licensor and such data as may be provided by one to the other regarding and including that required for the proper marketing, sale or re-sale of its products, all of which constitutes a valuable intellectual proprietary property and trade secret(s) of Licensor or Licensee, as the respective party providing such data has divulged. Providing such material, under any circumstances, shall not constitute a grant of any ownership in any manner whatsoever. Both Licensee and Licensor agree that:

      (a) To observe complete confidentiality with regard to all aspects of such data including, without limitation, agreeing not to disclose or otherwise permit any other person or entity access to, in any manner, any such data in any form whatsoever. Such disclosure or access shall only be permitted to an employee of Licensor or Licensee as the case might be of the Marketing Plans, Business Relationships, and any other proprietary business or client information as permitted and on the terms and conditions defined in this License Agreement;


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      (b) To ensure that both Licensor and Licensee and their respective employees, agents, representatives, independent contractors, customers, sub contractors or sub Licensee's and business invitee's and guests are advised of the confidential nature of such data and to insure by agreement or otherwise that they are prohibited from copying or revealing, for any purpose whatsoever, the contents of the data;

      (c) Licensee shall not alter or remove any copyright or proprietary rights notice of identification, which indicates Licensor's ownership of the Patent. Licensor shall not alter or remove any proprietary rights, notice of identification, which indicates Licensee's confidential data, including customer data:

      (d) Each respective party agrees to notify the other promptly and in writing of the circumstances surrounding any possession, use or knowledge of any such data of which either Licensor or Licensee has knowledge by any person or entity other than those authorized;

      (e) Each respective party agrees to take any and all actions reasonably necessary or desirable to ensure continued confidentiality and protection of all such data and to prevent access to such data by any person or entity not authorized by this section.

      Should this Agreement terminate for any reason (including without limitation, breach by Licensee of any of its obligations hereunder), the confidentiality provisions of this Agreement shall survive the termination of this Agreement and shall continue to be binding upon both Licensor and Licensee.


                                    ARTICLE 9

                       PROTECTION OF THE LICENSOR'S RIGHTS

      9.1 Notice of Infringement or Unauthorized Use. Licensee shall promptly inform Licensor in writing of any act of infringement, unauthorized use, piracy or misappropriation of, or breach of any confidentiality agreement pertaining to, or in any way affecting, the Licensed Property, or any Enhancements thereto, that are discovered by Licensee or are otherwise brought to its attention. Each party shall promptly inform the other party in writing of any notice of claim or action, or any threatened claim or action, against either party by any third Person arising out of in any way related to the Licensed Product.

      9.2 Institution. Prosecution and Defense of Claims.

            (a) (i) Promptly following the delivery to the Licensor of notice from the Licensee of any act of any infringement, unauthorized use, piracy or misappropriation of, or breach of any confidentiality agreement or affecting the Licensed Property, or, in the case where such infringement, unauthorized use, piracy misappropriation or breach is discovered by the Licensee or is otherwise brought to its attention and the Licensee provides to the Licensor written notice thereof, then promptly following the delivery of such notice to the Licensor, the Licensor shall take such steps as shall be necessary in order to protect the Licensee and the Licensor's rights with respect to the said Licensed Property, respectively, including, but not limited to, instituting or authorizing others to institute any claim, suit or proceeding at law or in equity arising out of or related to the infringement, unauthorized use, piracy or misappropriation of, or breach of any confidentiality agreement pertaining to, or in any way affecting the Licensed Property.


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

            (ii) The institution, prosecution, maintenance and control of any claim, suit or proceeding at law or in equity arising out of or related to, or in any way affecting the Licensed Property shall be subject to the direction and control of the Licensor, at its sole cost and expense, and any and all sums that may be received, obtained, collected or recovered in any such claim, suit or proceeding, whether by decree, judgment, settlement or otherwise, shall be the sole and exclusive property of the Licensor.

      (b) If requested by Licensor, Licensee shall join the Licensor as, a party complainant in any such claim, suit or proceeding.

      (c) Licensor shall defend, at its own expense any claim that a Third-Party shall institute effecting the Licensed Product granted to the Licensee herein. Licensee shall cooperate fully in the defense of any such claim, suit or proceeding against any party by a third Person, brought in connection with, arising out of or related to the Licensed Property, and each party shall execute such documents and take such actions as may be reasonably requested by the other party and consistent with the rights and obligations of the parties hereunder.

      (d) Licensor shall indemnify Licensee for any costs, damages, or other expenses suffered by Licensee in connection with any Third-Party claiming that said Third-Party is the owner or has rights to the Licensed Product licensed to Licensee.

      (e) Licensee, in its sole discretion, and with the consent of Licensor, undertake to institute and prosecute any claim, suit or proceeding at law or in equity arising out of or related to, or in any way affecting the Licensed Property in which case it shall be subject to the direction and control of the Licensee, at its sole cost and expense, and any and all sums that may be received, obtained, collected or recovered in any such claim, suit or proceeding, whether by decree, judgment, settlement or otherwise, shall be the sole and exclusive property of the Licensee. If requested by Licensee, Licensor shall join the Licensee as, a party complainant in any such claim, suit or proceeding


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

                                   ARTICLE 10

                                 INDEMNIFICATION

      10.1 Survival of Representations and Warranties and Covenants. Except as otherwise expressly provided herein, all representations and warranties made by any party in this Agreement shall survive from and after the date hereof and shall continue in effect for a period of two (2) years from the date hereof, and all covenants made by any party in this Agreement shall survive indefinitely unless otherwise terminated by the parties. Any right of indemnification pursuant to this Article 13 in respect of a claimed breach of any representation, warranty or covenant shall expire at the date of expiration of the representation, warranty or covenant claimed to be breached (the "Expiration Date"), unless on or prior to the Expiration Date a Claim has been made against the party from whom indemnification is sought. If a Claim is timely made, it may continue to be asserted beyond the Expiration Date of the representation, warranty or covenant to which such Claim relates.

      11.2 Indemnification.

            (a) The Licensor hereby agrees to indemnify and hold harmless Licensee from and against all Damages asserted against, imposed upon or incurred by Licensee, directly or indirectly, by reason of or resulting from, any breach or inaccuracy of any representation, warranty or covenant of the Licensor set forth in this Agreement.

            (b) The Licensee hereby agrees to indemnify and hold harmless Licensor from and against all Damages asserted against, imposed upon or incurred by Licensor, directly or indirectly, by reason of or resulting from any breach or inaccuracy of any representation, warranty or covenant of the Licensee set forth in this Agreement.

      11.3 Limitation of Indemnification. Licensor herein shall be obligated to indemnify Licensee for only such Third-Party Claims that are established by a court judgment or order against Licensee involving and limited to the Proprietary Patent(s) or any Enhancements thereto. The obligations and liabilities of Licensor to indemnify Licensee shall be subject to the following terms and conditions:

            (a) Licensor shall indemnify and save Licensee harmless from all liability for actual infringement of any Third-Party Patent(s) claimed by said Third-Party to be the Patent(s) used and developed by Licensor. And, Licensor shall indemnify and save Licensee harmless from and against all costs, counsel fees, expenses and liabilities incurred in or about any claim of or action for such infringement; provided however, that Licensee shall promptly notify Licensor, in writing of said Third-Party Claim and transmit to Licensor all papers served on Licensee in any suit involving such claim of infringement, and provided further, that Licensee permits Licensor to have entire charge and control of the defense of any such suit.

            (b) Licensee shall provide Licensor with all records and documents within the Licensee's possession, custody, or control relating to any Third-Party Claim. Nothing in this provision shall be deemed to constitute a waiver of any attorney-client, work-product or joint defense privilege.


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            (c) Licensor's indemnity obligation set forth in this Section shall survive the termination or expiration of this Agreement with respect to the Third-Party's Claim of rights to the Proprietary Patent(s) of Licensor which occurs during the Term.

                                   ARTICLE 11

                                   TERMINATION

      11.1 Termination of this Agreement

      If either party breaches a material provision of this Agreement and fails to cure such violation within thirty (30) days after written notice of said breach has been mailed by the other party, this Agreement shall terminate. Upon termination, the terms and conditions herein will continue to apply to Licensor Products owned by Licensee. If any outstanding debts are owing to either party by the other, these amounts shall become due and payable immediately.

      A. Licensee's Default. If any of the following events occur, Licensee shall be in default and Licensor shall have the right to immediately terminate this Agreement upon written notice to Licensee.

      If Licensee ceases to function as a going concern, or becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it, or admits in writing its inability to pay its debts as they mature or if a receiver is appointed for a substantial part of its assets;

      Licensee ceases to carry on the business of a Licensee of Licensor's Products;

      Licensee's failure to pay, after thirty (30) days written notice from Licensor to Licensee for the Royalty payments due pursuant to this Agreement.

      B. Licensor's Default. If any of the following events occur, Licensor shall be in default and Licensee, at its option, shall have the right to terminate this Agreement upon thirty (30) days written notice to Licensor.

      Licensor ceases to function as a going concern, or becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it, or admits in writing its inability to pay its debts as they mature or if a receiver is appointed for a substantial part of its assets;


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      All or substantially all of Licensor's assets or capital stock are transferred to a third party, or a change of control or management of Licensor occurs which is unacceptable to Licensee (notwithstanding the foregoing, Licensee shall not unreasonably find such change to be unacceptable)

Licensor transfers or attempts to transfer any right or obligation hereunder without Licensee's prior written consent; or

Licensor has not met its obligations for product performance or delivery;

                                   ARTICLE 12

               OPTION TO PURCHASE PATENTS AND INTELECTUAL PROPERTY

      12.1 Option.

      Licensor herein grants to Licensee the right to purchase all the assets of Licensor, including but not limited to all patent rights, approved platform products FDA 510K numbers and all intellectual property rights as hereinafter set forth.

      Licensee shall have the right to purchase the Assets, Technology, equipment, Know-How and all patents and patent rights connected with the ownership of the Product Licensed (the "Assets") as the case may be, at any time during the Term of this Agreement. The Licensee shall have the exclusive right to purchase said Assets.

      Exercise of Right of Option. Said right shall be exercisable by delivering written notice thereof to Licensor.

      Determination of Sales Price for Assets. At such time as Licensee exercises its right to the Option, set forth above, Licensee shall select an independent appraisal firm specializing in intellectual property and patent rights to submit an appraisal setting forth the value of said Assets, at the time said option right is exercised. Upon the receipt of said appraisal Licensee shall deliver a copy to Licensor. The amount stated in said appraisal shall be the sole basis that the Parties shall use to determine the fair market value of said Assets.

      Manner of Payment

      Licensee shall have 90 days to pay to Licensor the sum set forth in the appraisal as the fair market value for the assets.


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                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

      13.1 Notices

            (a) All notices, request, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand; (ii) on the date of transmission when sent by facsimile transmission during normal business hours with telephone confirmation of receipt; (iii) on the next business day after transmission when sent by facsimile transmission after normal business hours; (iv) two (2) days after dispatch when sent by a reputable courier service that maintains records of receipt or (v) five (5) days after dispatch when sent by registered mail, postage prepaid, return-receipt requested; provided that, in any such case, such communication is addressed provided in the immediately following paragraph (b).

            (b) All notices, request, demands and other communications, which are required or may be given pursuant to this Agreement shall be addressed as follows:

                 (i) If to Licensor.

                     Addison-Davis Diagnostics, Inc.
                     143 Triunfo Canyon Road
                     Westlake Village, CA 91361


                (ii) If to Licensee.

                     Montecito Bio Services, Ltd.
                     30 Paloma Avenue
                     Venice, CA 90291

Or to such other address as any party shall have designated by notice in the foregoing manner to the other parties.

      13.2 Compliance with Laws. In connection with the License granted herein and the consummation of the transactions contemplated hereby and the performance by a party of its obligations hereunder, each of the Licensor and the Licensee shall comply with all applicable laws, requirements, rules, regulations and standards of Governmental Authorities of any pertinent jurisdiction so that neither of the parties shall be subject to any fines or penalties; or violate any laws or regulations affecting the lease, license and sale of the Products contemplated herein.

      13.3 Authority to Contract and Perform. Both Licensor and Licensee represents that they each respectively have full right and authority to enter into this Agreement and to perform its obligations and that it has not made and will not make any contract or commitment contrary to the terms of this Agreement.


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      14.4 Ethics and Compliance with Law. Both Licensor and Licensee covenant each with the other, that they will maintain the highest ethical business standards and avoid and refrain from being involved in any activities which may in any manner disparage the Licensor's or Licensee's Products. Furthermore in the conduct of its business, both Licensor and Licensee will comply with all applicable Federal, State and local laws, rules and regulations.

      14.5 Choice of Law. The validity, construction and performance of the Agreement shall be interpreted, construed and enforces according to the laws of the State of California.

      14.6 Entire Agreement. This Agreement (together with the Schedules and the Exhibits expressly identified in this Agreement) constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, in respect of such subject matter.

      14.7 Binding Effect. This Agreement binds and insures the benefit of the parties hereto, their respective heirs, representatives, successors or assigns.

      14.8 Paragraph Headings. The paragraph headings in this Agreement are for convenience only, and they have no substantive or interpretive effect.

      14.9 Waiver. Neither modification of this Agreement nor any waiver of any term or condition hereof shall be effective unless it is in writing and signed by the parties hereto. If either party fails to meet the requirements of any term of this Agreement or waives any breach hereunder, that failure or waiver will neither prevent a subsequent enforcement of such term nor be deemed a waiver of any subsequent breach.

      14.10 Partial Invalidity. In the event of the determination that any terms, covenant or condition of this Agreement is of no force or effect, the remaining terms, conditions or covenants contained herein shall not be affected thereby, and the obligations of the parties hereto with respect to the performance of the remaining terms, covenants and conditions shall continue in full force and effect.

      14.11 Assignment. Licensor acknowledges that Licensee may in the future merge or joint venture with other companies as such Licensor grants to Licensee the right to assign and/or transfer all or part of this license agreement as the case may be without written consent of Licensor.

      14.12 Indemnity. Licensor and Licensee agree to each hold the other free and harmless from any and all claims, damages and expenses of any kind or nature whatsoever: (1) arising from acts of the other; or (2) as a direct or indirect consequence of termination of this Agreement in accordance with its terms. Licensor agrees to hold Licensee free and harmless from any and all claims, damages, and expenses of any kind or nature including attorneys fees and costs arising out of any claim of patent or other infringements by a third party as it relates to the use by Licensee of product(s) by Licensor. Further, Licensee is relying on the representations of Licensor that it has the approval from the FDA for over-the-counter sales to the general public. In that regard, Licensor agrees to hold Licensee free and harmless from any and all claims, damages, and expenses of any kind or nature including attorney fees and cost arising out of any claim from the FDA or any other governmental agency regarding the sale of the product to the public. This indemnification shall be void and of no force or effect if Licensee fails to obey or comply with any reasonable instruction or limitation imposed by Licensor or the FDA. This section shall inure to the benefit of anyone who buys product(s) from Licensee.


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

      14.13 Insurance. Licensor agrees to carry adequate product liability insurance for the benefit and protection of Licensee and/or Licensee's customers against any and all product liability claims. Licensor shall name Licensee as a named insured. Further, Licensee agrees to carry adequate product liability insurance for the benefit and protection of Licensee and/or Licensee's customers against any and all product liability claims. Licensee shall name Licensor as a named insured. Both Licensor and Licensee shall provide each other with certificates showing them as named insures.

      14.14 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      14.15 Relationship of the Parties. Licensee is an independent contractor and private labeler. Nothing in this Agreement will be deemed or construed to create an agency, partnership, joint venture or employment relationship between Licensor and Licensee. Licensee will, under no circumstances, represent itself directly or by implication, as Licensor's agent or employee, nor will Licensee purport or attempt to bind Licensor to any liability or obligation whatsoever. Nothing contained herein will impose any liability on Licensor in connection with the operation of Licensee's business, or for any expenditure, obligation or liability incurred by Licensee in performing or preparing to perform, any of its obligations under this Agreement. The credit risk with respect to sales by Licensee to its customers will be borne by Licensee, and the collectibles of any amount due Licensee will in no respect eliminate, reduce or otherwise affect an obligation of Licensee to Licensor.

      14.16 Amendment. This Agreement may only be modified, supplemented or amended by a written instrument executed by the parties to it.

      14.17 Conditions Precedent. Each and every provision of this Agreement shall be contingent and become effective only upon the execution and delivery of the Intellectual Property hereinabove described.

      14.18 Headings . The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.


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

      14.19 Schedules. Exhibits and Other Agreements.

            (a) The Schedules, Exhibits and other agreements specifically referred to in, and delivered pursuant to, this Agreement are an integral part of it. Any disclosure that is made in any of the Schedules delivered pursuant to this Agreement shall be deemed responsive to any other applicable disclosure obligation hereunder.

            (b) The following are the Exhibits and Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

                (i) Exhibits:
                    Exhibit A - Patent Pending List
                    Exhibit B - FDA 510K Numbers

      14.20 [Intentionally Omitted]



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                                 SIGNAUTURE PAGE

      IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement on the day set forth below.


Licensor                                  Licensee
Addison-Davis Diagnostics, Inc.           Montecito Bio Sciences, Ltd


BY:  /s/ Edward W. Withrow, III           BY: /s/ Alexandra E. Hoesdorff
     --------------------------               --------------------------
         Edward W. Withrow, III                   Alexandra E. Hoesdorff
         CEO                                      President

Dated: November 23, 2005                  Dated: November 23, 2005


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

                                   EXHIBIT A

                                 Patent Pending


Application Number         09752712 Drug Test Cup

                                   EXHIBIT B

                                FDA 510K NUMBERS

F.D.A. Number K991465 Drug Stop


                                       18